ATLANTIC GULF  COMMUNITIES  CORPORATION  EXHIBIT TO THE MARCH 31, 1997 FORM 10-Q
EXHIBIT 10.1 UTILITY LOT TRUST AGREEMENT DATED AS OF DECEMBER 26, 1996.
-----------------------------------------------------------------------


                           UTILITY LOT TRUST AGREEMENT


         UTILITY LOT TRUST AGREEMENT, (this "Agreement) made and entered into as of this 26th day of December, 1996, by and between ATLANTIC GULF COMMUNITIES CORPORATION ("Atlantic Gulf" or the "Company") and the DIVISION OF FLORIDA LAND SALES, CONDOMINIUMS, AND MOBILE HOMES (the "Division"), collectively the "Parties", and shall be joined into by Peninsula State Title, a Florida Joint Venture, as Trustee.

                                   WITNESSETH:

         WHEREAS, General Development Corporation ("GDC") was debtor and debtor-in-possession in the proceeding for reorganization under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss. 101, ET SEQ., filed in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court"), captioned IN RE GENERAL DEVELOPMENT CORPORATION, ET AL., Case No. 90-12231-BKC- AJC;

         WHEREAS, the Restated Second Amended Joint Plan of Reorganization of GDC, dated as of October 9, 1991, as modified on March 9, 1992 (the "Plan"), was confirmed by the U.S. Bankruptcy Court for the Southern District of Florida on March 27, 1992, and became effective on March 31, 1992;

         WHEREAS, pursuant to the Plan, GDC has been renamed Atlantic Gulf Communities Corporation;

         WHEREAS, pursuant to the Homesite Purchaser Assurance Program and the Class 14 Utility Service Program, Atlantic Gulf established, and the Division approved the establishment of, the Homesite Program Utility Fund Trust, the Class 14 Utility Fund Trust and the Division Class 14 Utility Fund Trust, all as described in the Plan (the "Original Trusts"), all of which have been
consolidated  into  that  certain  Restated,   Amended  and  Consolidated  Trust
Agreement of even date herewith (the "Trust Agreement"). The funds and stock held thereunder are collectively referred to herein as the "Utility Funds";

         WHEREAS, based upon the December 1996 "Review of Utility Reserve Pool and Utility Reserve Funds" conducted by Milian, Swain & Associates ("MSA"), the assurance provided by the Utility Funds and the Lot Reserve provided in the Original Trusts is no longer optimally structured;

         WHEREAS, this Agreement is being entered into by the Company in accordance with and to implement the utility service provisions of the Trust Agreement;

         WHEREAS, The Original Trusts have been consolidated and restated, and thereby superseded and canceled into the Restated, Consolidated and Amended Trust;

         WHEREAS, the Company desires to establish this Agreement, as referenced by the Trust Agreement as hereinbelow described, for the purposes set forth below.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained the Parties agree as follows:


                                    ARTICLE I

                                UTILITY LOT TRUST
                                -----------------

         Section 1.1. THE TRUST. For all purposes of this Agreement the "Lot Trust Assets" shall consist of the following assets, which assets shall be held in trust by the Trustee (as hereafter defined) for the benefit of eligible homesite purchasers as defined in the Trust Agreement, the Division and the Company and all such assets shall be subject to the terms and conditions hereof (the "Lot Trust"):

         (a) the entire balance of utility satisfied lots from the existing Lot Reserve Pool (1700 lots) as described in the Trust Agreement; and

         (b) 4,300 additional utility satisfied lots transferred to the Lot Trust by the Company.

         (c) said lots are referred to herein as the "Lots" or the "Lot Trust Assets" and are more particularly described on Exhibit "A" attached.

         Section 1.2. RELEASES, SUBSTITUTIONS AND WITHDRAWALS. The Trustee shall deliver appropriate instruments to release or substitute Lots from this Agreement and the lien created hereby and may withdraw lots from the Lot Trust, within five (5) business days of the following:

         (a) a lot owner, eligible to participate in the lot exchange program, initiates an exchange request in accordance with, and satisfies all applicable requirements of, the Class 14 Utility Service Program; or

         (b) Upon delivery of the Company's certificate that the Lot to be released is then under contract to be sold together with the Company's designation of a substitute utility satisfied lot in the same community as the Lot to be released which shall then be added to and encumbered by this Agreement; or

         (c) Upon delivery of the Company's certification to the Trustee together with a copy of the Annual Evaluation or Quarterly Reports described in Paragraph 3.1 or 3.2 hereof, confirming that there are excess Lots in the Lot Trust, in which event the Company may withdraw such excess Lots so long as the Lot Trust contains one lot for each remaining non-utility satisfied lot which is eligible for exchange, provided the Company shall not make such request more than quarterly; or

         (d) Upon receipt of documentation from the Division consenting to the withdrawal of additional Lots pursuant to the requirements of the Trust Agreement.


                                   ARTICLE II

                                     TRUSTEE
                                     -------

         Section 2.1. DESIGNATION. Peninsula State Title, a Florida Joint Venture, shall serve as Trustee for this Agreement.

         Section 2.2. COMPENSATION TO TRUSTEE. Trustee shall receive such compensation as the Company may elect to pay by separate agreement for its services in accepting this Trust Agreement.

         Section 2.3. LIMITATION ON DUTIES. The Trustee undertakes to perform only such duties as are expressly set forth herein, and no implied duties or obligations shall be read into this Agreement against the Trustee.

         Section 2.4. RELIANCE. The Trustee may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. The Trustee shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in this Trust, nor as to the identity, authority, or right of any person executing the same; and its duties herein shall be limited to the safekeeping of the Trust corpus and for the disposition of the same in accordance with the terms of this Agreement.

         Section 2.5. TRUSTEE'S RESPONSIBILITY TO MAKE ADVANCES OR INCUR OR PAY EXPENSES. The Company shall be responsible for the payment of ad valorem taxes or assessments for each Lot in the Lot Trust.

         Section 2.6. TRUSTEE'S ADDITIONAL RESPONSIBILITY. The Company shall be responsible for maintaining all lots in the Lot Trust free and clear from all liens, mortgages, or other instruments or interests that would affect the marketability of Lots in accordance with the terms of the lot exchange program approved pursuant to the Plan.

         Section 2.7. RESIGNATION OF TRUSTEE; SUCCESSOR TRUSTEE. Trustee may at any time resign as Trustee and from its duties under this Trust Agreement by giving at least thirty days's prior written notice to both Atlantic Gulf and the Division, such resignation to be effective on the acceptance of appointment by a successor Trustee selected by Atlantic Gulf. In addition, Atlantic Gulf may at any time remove Trustee with or without cause by giving written notice to Trustee, such removal to be effective upon the acceptance of appointment by a successor Trustee selected by Atlantic Gulf. If a successor Trustee shall not have been appointed within thirty days of written notice of resignation or removal, Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, in any, as a successor shall have been selected and appointed by Atlantic Gulf. Any successor Trustee shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, a copy of which shall also be delivered to Atlantic Gulf and the Division, and thereupon such successor Trustee, without further act, shall become bound by the terms of the Trust Agreement and be vested with all the estates, properties, rights, powers, duties, and trusts of the predecessor Trustee; and such predecessor Trustee shall duly assign, transfer, deliver, and pay over to such successor Trustee all moneys and other property then held by such predecessor Trustee under this Trust Agreement. Prior to the proposed successor Trustee's execution and delivery of an instrument accepting appointment as successor Trustee, Atlantic Gulf shall consult with the Division in respect of its selection of a successor Trustee. Upon appointment, a memorandum of appointment of successor trustee shall be recorded in the public record of every county in which the trust assents are located.

         Section 2.8. TRUSTEE'S RESPONSIBILITY WITH RESPECT TO LEGAL PROCEEDINGS. Trustee shall be under no duty to take any action, to pay any money or to incur any expenses in regard to any legal proceeding involving this Trust Agreement or the Trust Assets unless it shall elect, in its absolute discretion, to do so and be furnished with sufficient funds or be indemnified to its satisfaction by Atlantic Gulf. If the Trustee is served with process or notice of legal proceedings or of any other matters concerning this Trust Agreement or the Trust Assets, the sole duty of the Trustee shall be to forward the process or notice to Atlantic Gulf. In such case, Atlantic Gulf may defend said action in the name of the Trustee with counsel reasonably acceptable to the Trustee; provided, however, that the Trustee may at any time resign as such under this Trust Agreement (but only in accordance with the provision of Section 2.7 hereof) or personally appear in said proceeding.

         Section 2.9. TAXES AND TAX RETURNS. Atlantic Gulf shall prepare and file returns and reports and pay all real estate and all other taxes or charges payable with respect to the Trust Assets and to the earnings, avails and proceeds of the Trust Assets or based on its interest under this Trust Agreement. If Atlantic Gulf fails to prepare and file returns and reports and/or fails to pay taxes or charges with regard to the Trust Assets as required by law, the Trustee shall have the right but not the obligation to file any tax return or pay taxes relating to the Trust Assets which it, in its absolute discretion, deems should be filed an/or paid by it. If the Trustee does file a tax return, Atlantic Gulf will cooperate with the Trustee in providing such information as is necessary for the proper and correct preparation of such return and Atlantic Gulf will promptly pay to the Trustee the amount of said taxes.

         Section 2.10. TRUSTEE NOT REQUIRED TO GIVE WARRANTY. The Trustee shall not be required to execute any instrument containing any covenants of warranty that would result in liability to the Trustee in regard to the execution of any such instrument.

         Section 2.11. TRUSTEE NOT INDIVIDUALLY LIABLE. The Trustee shall have no individual liability or obligation whatsoever with respect to any act done or contract entered into or indebtedness incurred by it in dealing with the Trust Assets or in otherwise acting under this Trust Agreement except to the extent of the Trust Assets and any trust funds in the actual possession of the Trustee which shall be applicable to the payment and discharge of such liability or obligation. By way of illustration and not by way of limitation, the Trustee shall be under no duty whatsoever to execute or enter into any instrument or agreement which does not contain language acceptable to the Trustee providing the Trustee shall have no personal liability whatsoever and that the liability of the Trustee shall be limited solely to any Trust Assets that the Trustee holds under this Trust Agreement.

                                   ARTICLE III

                                 DIVISION REVIEW
                                 ---------------

         Section 3.1. QUARTERLY REPORTS. The Company shall provide the Division a quarterly report on or before 30 days following the end of each calendar quarter detailing Sales Activity of all lots.

         Section 3.2. ANNUAL EVALUATIONS. The Company shall on or before March 1 of each year provide the Division an annual report as of December 31, 1997, and each December 31 thereafter, of the prior year's activity in the lot exchange program and the Lot Trust. At a minimum, this report shall identify:

         (a) the beginning and ending balances of the Lot Trust;

         (b) the beginning and ending number of non-utility satisfied lots which remain eligible for the lot exchange program;

         (c) the mechanisms by which utility satisfied lots not within the Lot Trust were created and the number of utility satisfied lots created by each such mechanism identified; and

         (d) the above information shall be provided by specific lot number in the form set forth in Exhibit "B."

         Section 3.3. ANNUAL REVIEW. Based upon the information contained in the Annual Evaluation, the Company and the Division shall annually review the adequacy of the Lot Trust Assets. This review shall also consider any of the Utility Funds and the extent of any remaining obligation to eligible lot owners. As a result of this review, the Company and the Division may agree to:

         (a) the free withdrawal of additional Lots from the Lot Trust;

         (b) the free withdrawal of cash, securities or other assets from the Trust Agreement.

         (c) a  reevaluation  of the  terms  of  this  Agreement  or  the  Trust
Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

         Section 4.1. LAW GOVERNING. This Trust Agreement shall be construed in accordance with, and governed by, the laws of the State of Florida.

         Section 4.2. NOTICES. All notices or other writings required or permitted to be given by either party to this Trust Agreement shall be in writing, and shall be (a) hand delivered, (b) sent by certified or registered mail, return receipt requested, or (c) sent by overnight courier service to the address set forth on the signature page hereof, and if delivered to Atlantic Gulf, deliver a copy to Atlantic Gulf's legal department at the same address. Such notice shall be deemed to be given in the case of hand delivery or overnight courier, when received, and in the case of mailing by certified or registered mail, return receipt requested, five days after said notice has been deposited in the United States Mail, postage prepaid. Either party may change its address to which said notices are to be sent by giving notice of same to the other party in accordance with the provisions hereof.

         Section 4.3 NO OTHER BENEFICIARIES. This Trust Agreement is solely for the benefit of the Division, eligible homesite purchasers, and Atlantic Gulf. No other person or persons shall have any rights or privileges under this Agreement either as a third-party beneficiary or otherwise.

         Section 4.4 TERM. This Agreement shall terminate upon the earlier of:

         (a) full disbursement of the Lot Trust Assets;

         (b) execution of a joint letter of direction to the Trustee executed by the Division and the Atlantic Gulf declaring that the Lot Trust Assets are no longer required to satisfy the Company's obligation under the Trust Agreement, revoking the Lot Trust and terminating this Agreement and directing the return of any remaining Lot Trust Assets to the Company;

Otherwise, this "Utility Lot Trust Agreement" shall be irrevocable during its term.

         Section 4.5 AMENDMENT.

         (a) This Agreement may only be amended by an instrument signed by the Company and Division. Notwithstanding the foregoing, the Trustee shall not be obligated to execute any amendment hereof that it believes may result in it incurring liability or that would delete any protection provided to it hereunder.

         (b) In the event the Division or the Company withholds approval of a proposed amendment, the Amendment shall not become effective until the requesting party obtains an order from a court of competent jurisdiction approving the amendment.

         Section 4.6. OTHER TERMS. The captions for the paragraphs contained herein are solely for the convenience of the Parties and do not, in themselves, have any legal significance. Time is of the essence in this Agreement. In this Agreement, the plural includes the singular and vice versa. This Agreement constitutes the complete agreement between the Parties and there are no representation, agreements, or understandings other than as set forth herein. This Agreement may not be amended, changed, or modified except by a writing signed by both Parties to this Agreement and in accordance with the procedures set forth in section 4.5 hereof.

         Section 4.7 INTERPRETATION. If either of the Parties hereto shall be in disagreement about the interpretation of this Trust Agreement, or about the rights and obligation of or the propriety of any action contemplated by Trustee hereunder, such Party may (but need not), at its sole discretion, file a motion in the Bankruptcy Court to resolve said disagreement. The Division and the Company shall each bear its own expenses under this Agreement; provided, however, that if either seeks Bankruptcy Court intervention as a result of egregious conduct on the part of the other, the movant may seek to have the Bankruptcy Court assess attorney's fees and costs against the party whose action necessitated such proceeding.

         Section 4.8. BANKRUPTCY COURT JURISDICTION. The Lot Trust Agreement, and all assets of the trust created thereby, shall remain subject to the continuing jurisdiciton of the Bnakruptcy Court pursuant to paragraph 3(f) of The Final Decree of GDC, IN RE GENERAL DEVELOPMENT CORPORATION, ET AL., Case No. 90-12231-BKC-AJC (Bankr. S.D. Fla. Mar. 15, 1995), and Trustee shall comply with the orders of the Bankruptcy Court. In the absence of an order of the Bankruptcy Court to the contrary, Trustee shall have no affirmative duty to seek further authority from the Bankruptcy Court to take any actions necessary under and pursuant to this Agreement.

         Section 4.9. LIEN OF DIVISION ON "LOT TRUST ASSETS". The Company covenants that the Lot Trust Assets are not subject to any interest, direct or subordinated, of either the Reducing Revolving Loan Agreement (dated as of October 1, 1996) lender or the Secured Floating Rate Note Agreement (dated as of

October 1, 1996) note holders, and will not be subjected to any loan agreement or mortgage, liens and the Lot Trust Assets as described on Exhibit "A" shall remain free and clear from all liens other than real estate taxes and assessments for the current year and other plats, easements, restrictions, reservations or matters of record, and the Company hereby grants to the Division security interest in the Lot Trust Assets described on Exhibit "A" which shall be evidenced by the recordation of a Memorandum of this Agreement in form and content acceptable to the Parties to be recorded in every county where the Lot Trust Assets are located.

         Section 4.10. ENTIRE AGREEMENT. This Agreement, together with the Trust Agreement constitutes the entire agreement between the Parties.

         Section 4.11. DISCLOSURE. The Division freely acknowledges that Atlantic Gulf has advised that Peninsula State Title is a Florida joint venture, the sole partners of which are (a) AG Title, Inc., a wholly owned subsidiary of Atlantic Gulf, and (b) PST, Inc., a Florida corporation which is totally owned by several attorneys licensed to practice law in Florida, none of whom are Atlantic Gulf employees.

         IN WITNESS WHEREOF, the Parties hereto have executed this Trust Agreement as of the day and year first above written.

                                   ATLANTIC GULF COMMUNITIES CORPORATION


                                   By: /s/ THOMAS W. JEFFREY
                                      -----------------------------
                                           Thomas W. Jeffrey
                                           Vice President - CFO
                                           2601 South Bayshore Drive
                                           Miami, Florida 33133


                                   STATE OF FLORIDA, DEPARTMENT OF BUSINESS
                                   AND PROFESSIONAL REGULATION, DIVISION OF
                                   FLORIDA LAND SALES, CONDOMINIUMS AND
                                   MOBILE HOMES


                                   By: /s/ ROBERT ELLZEY
                                      -----------------------------
                                           Robert Ellzey
                                           Director, Division of Florida Land
                                             Sales, Condominiums and Mobile
                                             Homes
                                           1940 North Monroe Street
                                           Tallahassee, Florida 32399-1030


                                   PENINSULA STATE TITLE, AS TRUSTEE


                                   By: /s/ C. GUY BATSEL
                                      -----------------------------
                                           C. Guy Batsel
                                           18401 Murdock Circle, Suite B
                                           Port Charlotte, FL  33948